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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 31, 2000

                       SOVEREIGN SPECIALTY CHEMICALS INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                    333-39373                36-4176637
        (STATE OR OTHER               (COMMISSION             (IRS EMPLOYER
JURISDICTION OF INCORPORATION)        FILE NUMBER)          IDENTIFICATION NO.)

     225 W. WASHINGTON ST. - STE. 2200, CHICAGO, ILLINOIS          60606
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (312) 419-7100

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Item 2. Acquisition of Assets

On October 31, 2000, Sovereign Specialty Chemicals Inc. acquired certain assets of the adhesives business of Croda International Plc. The purchase price of the acquisition, excluding transaction costs, was approximately $62.0 million. Additional contingent consideration of up to approximately $54.0 million may be payable in 2001 depending on the performance of certain of the acquired operations. The purchase was funded through borrowing under Term Loan A and the Credit Facility.

This transaction will be accounted for as a purchase and as such its results of operations will be included in the Company's consolidated results of operations from the date of acquisition. Management is currently determining the allocation of the purchase price. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired

         The Company will file an amended Form 8-K within 60 days to include all required financial statements relative to the acquired business.

(b)      Pro forma Financial Information

         The Company will file an amended Form 8-K within 60 days to include all required pro forma financial information relative to the acquired business.

(c)      Exhibits

         Exhibit 99.1 Press Release of Sovereign Specialty Chemicals, Inc, dated October 31, 2000, regarding its acquisition of the adhesives business of Croda International Plc.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SOVEREIGN SPECIALTY CHEMICALS, INC.
                                  (registrant)


                                  By: /s/ John R. Mellett
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                                      John R. Mellett
                                      Vice President and Chief Financial Officer

Dated: November 14, 2000